Exhibit 10.35

AMENDMENT NO. 1

TO LEASE

THIS AMENDMENT NO. 1 is made and entered into this 29th day of January, 2003, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and GRIC COMMUNICATIONS, INC., a California corporation, as TENANT.

RECITALS

A.    WHEREAS, by Lease Agreement dated January 6, 1998 Landlord leased to Tenant all of that certain 31,165+ square foot building located at 1421 McCarthy Blvd., Milpitas, California, the details of which are more particularly set forth in said January 6, 1998 Lease Agreement, and

B.    WHEREAS, said Lease was amended by the Commencement Letter dated March 20, 1998, which changed the Commencement Date of the Lease from February 15, 1998 to March 1, 1998 and confirmed the February 28, 2003 Lease Termination Date, and,

C.    WHEREAS, said Lease was amended by Letter Agreement dated April 15, 1998, whereby Landlord acknowledged Tenant’s name change from “Aimquest Corporation, a California corporation” to “GRIC Communications, Inc., a California corporation”, and,

D.    WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for five (5) years, changing the Termination Date from February 28, 2003 to February 29, 2008, (ii) providing for Landlord to construct certain interior improvements, at Landlord’s sole cost and expense, on Tenant’s behalf, (iii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iv) decreasing the Security Deposit required under the Lease and (v) amending Lease Paragraphs  12 (“Taxes”) and 19 (“Assignment and Subletting”),   to said Lease Agreement as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1.     TERM OF LEASE:  It is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional five (5)  year period, and the Lease Termination Date shall be changed from February 28, 2003 to February 29, 2008.

2.     IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD: Landlord has agreed to provide Tenant, at Landlord’s cost and expense, the tenant improvements specifically listed below and as shown in Yellow on Exhibit A attached hereto (“Tenant Improvements”), and Landlord shall not be responsible for providing any additional interior improvements:

•                                          Expand the Lobby, install tile, and add double doors leading from the Lobby to the main office area;

•                                          Board Room: add new single level cabinetry, expand wall lines into adjacent small conference room;

•                                          Combine training/employee meeting room by removing a wall and add new single level cabinetry;

•                                          Construct a small conference room and a room with a lock to be used by Tenant as a storage and/or filing room;

•                                          Install monument sign (if permitted by the City of Milpitas) on the street at McCarthy Blvd.;

•                                          Install storage racks in storage room in center of Building;

•                                          Install card reader box on one exterior side door; (Tenant is responsible for the installation and cost of all wiring and connection of the card reader to Tenant’s security system, which security system shall also be installed and paid for by Tenant);

Initial:

•                                          New Carpet throughout the Premises to replace existing carpet (including all expenses related to Landlord (i) temporarily moving Tenant’s furniture from the areas to be carpeted and (ii) reinstalling said furniture once the carpet has been installed).  The carpet will be installed over four weekends, and Tenant agrees to give Landlord access to accommodate the weekend schedule.  Tenant shall be responsible for removing any personal items from the areas to be carpeted prior to the end of business on the Friday before subject areas are carpeted;

•                                          Additional configuration changes per the attached Exhibit A.

The Interior Improvements detailed above will be constructed by Landlord’s contractors under Landlord’s supervision, and construction shall commence as soon as reasonably practical following Landlord’s receipt from Tenant of the executed Amendment No. 1.  Landlord’s contractors will use reasonable efforts to minimize the disruption to Tenant’s business; however, Tenant understands that, except for the carpet installation as noted above, said Interior Improvements shall be constructed during normal business hours, and Tenant agrees to cooperate with Landlord’s contractors to insure that the Interior Improvements are completed in an expeditious manner.

3.     REPLACEMENT OF LEASE EXHIBIT B:  It is agreed between the parties hereto, that upon the completion of the interior Tenant Improvements described in Paragraph 2 above, Exhibit A to this Amendment No. 1 shall replace Exhibit B to the Lease, and shall become the basis for Tenant’s restoration obligations pursuant to Lease Paragraph 8 (“Acceptance and Surrender of Premises”) and 9 (“Alterations and Additions”).  It is acknowledged by Landlord that Exhibit A hereto references modifications that have previously been constructed by Tenant, and that Tenant shall not be required to restore any of the modifications and/or improvements reflected on Exhibit A at the expiration of the Lease Term.

4.     BASIC RENT FOR EXTENDED TERM OF LEASE:  The monthly Basic Rent for the Extended Term of Lease shall be as follows:

On March 1, 2003, the sum of THIRTY-EIGHT THOUSAND NINE HUNDRED FIFTY-SIX AND 25/100 DOLLARS ($38,956.25) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2004.

On March 1, 2004, the sum of FORTY THOUSAND FIVE HUNDRED FOURTEEN AND 50/100 DOLLARS ($40,514.50) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2005.

On March 1, 2005, the sum of FORTY-TWO THOUSAND SEVENTY-TWO AND 75/100 DOLLARS ($42,072.75) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2006.

On March 1, 2006, the sum of FORTY-THREE THOUSAND SIX HUNDRED THIRTY-ONE AND NO/100 DOLLARS ($43,631.00) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2007.

On March 1, 2007, the sum of FORTY-FIVE THOUSAND ONE HUNDRED EIGHTY-NINE AND 25/100 DOLLARS ($45,189.25) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2008.

The Aggregate Basic Rent for the Lease shall be increased by $2,524,365.00 or from $3,921,567.00 to $6,445,932.00.

5.     SECURITY DEPOSIT:  Effective March 1, 2003, Tenant’s Security Deposit shall be decreased by $59,213.50, or from $149,592.00 to $90,378.50.

6.     TAXES:  Lease Paragraph 12 (“Taxes”) shall be amended to include the following language:

   “The term “Real Estate Taxes” shall also include supplemental taxes related to the period of Tenant’s Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired”.

7.     ASSIGNMENT AND SUBLETTING: Lease Paragraph 19 (“Assignment and Subletting”) shall be amended to include the following language:

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“A.   Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer (“Proposed Transfer”) if the Premises or any other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.  However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) Subtenant or (ii) Assignee, in form and substance satisfactory to Landlord’s counsel, by Tenant and/or the Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.

8.     CHOICE OF LAW/VENUE; SEVERABILITY.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and the venue shall be in Santa Clara County.  If any provisions of this Agreement shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

9.     AUTHORITY TO EXECUTE.  The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this  Agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

10.   EXAMINATION OF AMENDMENT:  This Amendment No. 1 shall not be effective until its execution by both Landlord and Tenant.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said January 6, 1998 Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S		GRIC COMMUNICATIONS, INC.
TRUST		a California corporation

By	/s/ John Arrillaga	By	/s/ Hong Chen
John Arrillaga, Trustee
Dr. Hong Chen
Date:	February 6, 2003	Print or Type Name

RICHARD T. PEERY SEPARATE		Title:	Chairman
PROPERTY TRUST

By	/s/ Richard T. Peery	Date:	February 5, 2003
Richard T. Peery, Trustee

Date:	February 6, 2003

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